                                                                    Exhibit 4(b)

          Instruments Defining the Rights of Security Holders
          ---------------------------------------------------

       Excerpts from Pinnacle Data Systems, Inc.'s Amended and Restated Articles of Incorporation, as amended:

     FOURTH: The maximum number of shares which the Corporation is authorized to have outstanding is fourteen million (14,000,000), which shall be divided into two classes consisting of ten million (10,000,000) common shares, without par value ("Common Shares"), and four million (4,000,000) preferred shares, without par value ("Preferred Shares"). The express terms of the shares of each class are as follows:

          (a) Common Shares. The Common Shares shall be subject to the terms of the Preferred Shares and the express terms of any series thereof. Each of the Common Shares shall be equal to each of the other Common Shares, and the holders thereof shall be entitled to one vote for each of the Common Shares on all questions presented to the holders of the Common Shares. Subject to any rights to receive dividends to which the holders of the Preferred Shares outstanding may be entitled, if any, the holders of the Common Shares shall be entitled to receive dividends only when and as declared from time to time by the board of directors in amounts not exceeding those permitted by the laws of the State of Ohio.

          (b) Preferred Shares. Preferred Shares may be issued from time to time in one or more series. Preferred Shares shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the board of directors as hereinafter provided, and each of the shares of each of the series shall be identical with all other shares of such series. Subject to the provisions of this paragraph (b), which provisions shall apply to all of the Preferred Shares, the board of directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix:

               (1) the designation of the series, which series may be designated by number, letter, or title;

               (2) the number of shares of the series, which number the board of directors may from time to time (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then outstanding);

               (3) dividend or distribution rights, which may be cumulative or noncumulative; at a specified rate, amount, or proportion; with or without further participation rights; and in preference to, junior to, or on a parity in whole or in part with dividend or distribution rights of shares of any other class;

               (4)  liquidation rights, preferences and prices;

               (5)  redemption rights and price;

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

               (6) sinking fund requirements, which may require the Corporation to provide a sinking fund out of earnings or otherwise for the purchase or redemption of the shares or for dividends or distributions on them;

               (7) voting rights, which may be full, limited or denied, except as otherwise required by law;

               (8)  preemptive rights, or the denial or limitation of them;

               (9)  conversion rights;

               (10) restrictions on the issuance of shares;

               (11) rights of alteration of express terms; and

               (12) such other terms as the board of directors may by law from time to time be permitted to fix or change.

          The board of directors is authorized to adopt from time to time amendments to the Amended and Restated Articles of Incorporation fixing or changing, with respect to each such series, the matters described in the preceding clauses (1) to (12) of this paragraph (b).

     SEVENTH: No holder of shares of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to subscribe for or to purchase securities convertible into or exchangeable for shares of the Corporation, or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase if any, for such considerations and upon such terms and conditions as its board of directors from time to time may determine.

     EIGHTH: No amendment to these Articles of Incorporation or the Code of Regulations of the Corporation shall amend, alter, change or repeal the application of Section 1701.831, Ohio Revised Code, or any other similar or like control share acquisition statute now or hereafter in effect in the State of Ohio unless approved by the affirmative vote of holders of shares entitling them to exercise at least two-thirds of the voting power of the Corporation on such proposal; provided, however, that such two-thirds voting requirement shall not be applicable if the Corporation's Board of Directors shall have approved such amendment by a resolution adopted by at least two-thirds of the members of the Board of Directors, in which case such amendment may be approved by the affirmative vote of holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.

     NINTH:   No holder of shares of the Corporation of any class shall have the right to cumulate his voting power in the election of directors of the Corporation and the right to cumulative voting described in Section 1701.55, Ohio Revised Code, is hereby specifically denied to the holders of the shares of any class of the Corporation.

     TENTH: Notwithstanding any provision of the Ohio Revised Code, (S)(S) 1701.01 to 1701.98, inclusive, now or hereafter in force, requiring for the authorization or taking of any action the vote or consent of the holders of shares entitling them to exercise two-thirds or any other proportion of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by law or these Articles of Incorporation, shall be authorized or taken by the vote or consent of the holders of shares entitling them to exercise at least 75% of the voting power of the Corporation or of such class or classes of shares thereof; provided, however, that such 75% voting requirement shall not be applicable if the Corporation's Board of Directors shall have approved such action by a resolution adopted by at least two-thirds of the members of the Board of Directors, in which case such action may be approved by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes thereof.

      Excerpts from Pinnacle Data Systems, Inc.'s Amended and Restated Code of Regulations, as amended:

                                   ARTICLE 1

                            Meetings of Shareholders
                            ------------------------


     Section 1.1 ANNUAL MEETING. The annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on such date and at such time during the first six months of each fiscal year of the Company as may be fixed by the board of directors and stated in the notice of the meeting.

     Section 1.2 SPECIAL MEETINGS. A special meeting of the shareholders may be called by the chairman of the board, or the president, or a majority of the directors acting with or without a meeting, or the holders of shares entitling them to exercise 25% of the voting power of the Company entitled to be voted at the meeting. Upon delivery to the chairman, president, or secretary of a request in writing for a special meeting of the shareholders by any persons entitled to call such meeting, the officer to whom the request is delivered shall give notice to the shareholders of such meeting. Any such request shall specify the purposes and the date and hour for such meeting. The date shall be at least 14 and not more than 65 days after delivery of the request. If such officer does not call the meeting within five days after any such request, the persons making the request may call the meeting by giving notice as provided in Section 1.4 or by causing it to be given by their designated representative.

     Section 1.3 PLACE OF MEETINGS. All meetings of shareholders shall be held at such place or places, within or without the State of Ohio, as may be fixed by the board of directors or, if not so fixed, as shall be specified in the notice of the meeting.

     Section 1.4 NOTICE OF MEETINGS. Every shareholder shall furnish the secretary of the Company with an address at which notices of meetings and all other corporate notices may be served on or mailed to him. Except as otherwise expressly required by law, notice of each shareholders' meeting, whether annual or special, shall, not more than 60 days and at least 7 days before the date specified for the meeting, be given by the chairman, president, or secretary or, in case of their refusal or failure to do so, by the person or persons entitled to call such meeting, to each shareholder entitled to notice of the meeting, by delivering a written or printed notice to him personally or by mailing the notice in a postage-prepaid envelope addressed to him at his address furnished by him as above provided, or, if he shall not have furnished such address, at his post office address last known to the sender. Except when expressly required by law, no publication of any notice of a shareholders' meeting shall be required. If shares are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the shareholders entitled to notice of any meeting of shareholders, in accordance with the provisions of Section 1.12. Every notice of a shareholders' meeting, besides stating the time and place of the meeting, shall state briefly the purposes of the meeting as may be specified by the person or persons requesting or calling the meeting. Only the business provided for in such notice shall be considered at the meeting. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

     Section 1.5 WAIVER OF NOTICE. Any shareholder, either before or after any meeting, may waive any notice required by law, the articles, or these regulations. Waivers must be in writing and filed with or entered upon the records of the meeting. Notice of a meeting will be deemed to have been waived by any shareholder who attends the meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

     Section 1.6 QUORUM. The shareholders present in person or by proxy at any meeting of shareholders shall constitute quorum for such meeting, but no action required by Law, the Articles of Incorporation, or this Code of Regulations, to be authorized or taken by the holders of a designated proportion of the shares of any particular class, or of each class, may be authorized or taken by a lesser proportion. The shareholders present in person or by proxy at any meeting may also adjourn such meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 1.7 ORGANIZATION. At each shareholders' meeting the chairman of the board, or, in his absence, the president, or, in the absence of both of them, a chairman chosen by the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the Company, or, in his absence, any assistant secretary, or, in the absence of all of them, any person whom the chairman of the meeting appoints, shall act as secretary of the meeting.

     Section 1.8 ORDER OF BUSINESS. The order of business at each meeting of the shareholders shall be fixed by the chairman of the meeting at the beginning of the meeting but may be changed by the vote of the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote.

     Section 1.9 VOTING. Each holder of a share or shares of the class or classes entitled to vote by law or the articles of incorporation shall be entitled to one vote in person or by proxy for each such share registered in his name on the books of the Company. As provided in Section 1.12, a record date for determining which shareholders are entitled to vote at any meeting may be fixed. Shares of its own stock belonging to the Company shall not be voted directly or indirectly. Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. A shareholder whose shares are pledged shall be entitled to vote the shares standing in his name on the books of the Company. Upon a demand by any shareholder present in person or by proxy at any meeting and entitled to vote, any vote shall be by ballot. Each ballot shall be signed by the shareholder or his proxy and shall state the number of shares voted by him. Otherwise, votes shall be made orally.

     Section 1.10 PROXIES. Any shareholder who is entitled to attend or vote at a shareholders' meeting shall be entitled to exercise such right and any other of his rights by proxy or proxies appointed by a writing signed by such shareholder, which need not be witnessed or acknowledged. Except as otherwise specifically provided in these regulations, actions taken by proxy shall be governed by the provisions of Section 1701.48, Ohio Revised Code, or any similar statute which may hereafter be enacted, including the provisions relating to the sufficiency of the writing, duration of the validity of the proxy, power of substitution, revocation, and all other provisions.

     Section 1.11 INSPECTORS OF ELECTIONS. Inspectors of elections may be appointed and act as provided in Section 1701.50, Ohio Revised Code, or any future statute of like tenor or effect.

     Section 1.12 RECORD DATE. The board of directors may fix a record date for any lawful purpose, including without limitation the determination of shareholders entitled to: (a) receive notice of or to vote at any meeting,
     (b) receive payment of any dividend or other distribution, (c) receive or exercise rights of purchase of, subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (d) participate in the execution of written consents, waivers, or releases. Any such record date shall not be more than 60 days preceding the date of such meeting, the date fixed for the payment of any dividend or other distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

     Section 1.13 LIST OF SHAREHOLDERS AT MEETING. Upon request of any shareholder at any meeting of shareholders, there shall be produced at the meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by them.

     Section 1.14 ACTION IN WRITING IN LIEU OF MEETING. Any action which may be authorized or be taken at a meeting of the shareholders, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for that purpose.

                                   ARTICLE 2

                               Board of Directors
                               ------------------

     Section 2.2 NUMBER OF DIRECTORS. Until changed in accordance with this section, the number of directors of the Company, none of whom need be shareholders, shall be not less than three nor more than nine, provided that when all shares of the Company are owned of record by one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. The number of directors may be fixed or changed at any annual meeting of the shareholders, or at any special meeting of the shareholders called for that purpose, only by the affirmative vote or consent of the holders of shares entitling them to exercise at least 75% of the voting power of the Company; provided, however, that such 75% voting requirement shall not be applicable if the Company's Board of Directors shall have approved such action by a resolution adopted by at least two-thirds of the members of the Board of Directors, in which case the number of directors may be fixed or changed by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company.

     The Board of Directors shall be divided into two classes, designated Class I and Class II, with the number of directors in each class fixed at four. The term of office of directors in one class shall expire at each annual meeting of shareholders, and in all cases as to each director until a successor shall be elected and qualified, or until his earlier resignation, removal from office, death or incapacity. If the number of directors is hereafter changed, an increase or decrease in directorships shall be apportioned among the classes as to make all classes as nearly equal in number as possible. The initial term of office of directors in Class I shall expire at the annual meeting of shareholders in 2001 and that of Class II shall expire at the annual meeting of shareholders in 2002, and in all cases as to each director until a successor shall be elected and qualified, or until his earlier resignation, removal from office, death or incapacity. At each annual meeting of shareholders, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the second succeeding annual meeting of shareholders after their election.

     This Section 2.2 may be amended only by the vote or consent of the holders of shares entitling them to exercise at least 75% of the voting power of the Company; provided, however, that such 75% voting requirement shall not be applicable if the Company's Board of Directors shall have approved such amendment by a resolution adopted by at least two-thirds of the members of the Board of Directors, in which case this Section 2.2 may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company.

     Section 2.4 ELECTION OF DIRECTORS. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be deemed elected directors.

     Section 2.7 REMOVAL OF DIRECTORS. All directors or any individual director may be removed from office, without assigning any cause, by the affirmative vote of the holders of record of not less than 75% of the shares having voting power of the Company with respect to the election of directors, provided that unless all directors are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all directors, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Any director may also be removed by the board of directors for any of the causes specified in Section 1701.58(B), Ohio Revised Code, or any similar statute which may hereafter be enacted. This
     Section 2.7 may be amended only by the vote or consent of the holders of shares entitling them to exercise at least 75% of the voting power of the Company; provided, however, that such 75% voting requirement shall not be applicable if the Company's Board of Directors shall have approved such amendment by a resolution adopted by at least two-thirds of the members of the Board of Directors, in which case this Section 2.7 may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company.

     Section 2.8 VACANCIES. A vacancy in the board of directors may be filled by majority vote of the remaining directors, even though they are less than a quorum, until the shareholders hold an election to fill the vacancy. Shareholders entitled to elect directors may elect a director to fill any vacancy in the board (whether or not the vacancy has previously been temporarily filled by the remaining directors) at any shareholders' meeting called for that purpose.

                                   ARTICLE 4

                           Shares and Their Transfer
                           -------------------------

     Section 4.1 CERTIFICATES FOR SHARES. Every owner of one or more shares in the Company shall be entitled to a certificate or certificates, which shall be in such form as may be approved by the board of directors, certifying the number and class of shares in the Company owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed by the chairman, the president, or a vice president and by the secretary, an assistant secretary, the treasurer, or assistant treasurer; provided that, if such certificates are countersigned by a transfer agent or registrar, the signatures of such officers upon such certificates may be facsimiles, stamped, or printed. If an officer who has signed or whose facsimile signature has been used, stamped, or printed on any certificates ceases to be such officer because of death, resignation or other reason before such certificates are delivered by the Company, such certificates shall nevertheless be conclusively deemed to be valid if countersigned by any such transfer agent or registrar. A record shall be kept of the name of the owner or owners of the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so canceled, except in cases provided for in Section 4.4.

     Section 4.2 TRANSFER OF SHARES. Any certificate for shares of the Company shall be transferable in person or by attorney upon the surrender of the certificate to the Company or any transfer agent for the Company (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Company or its transfer agent may require as to the genuineness and effectiveness of each necessary endorsement. The person in whose name any shares stand on the books of the Company shall, to the fullest extent permitted by law, be conclusively deemed to be the unqualified owner and holder of the shares and entitled to exercise all rights of ownership, for all purposes relating to the Company. Neither the Company nor any transfer agent of the Company shall be required to recognize any equitable interest in, or any claim to, any such shares on the part of any other person, whether disclosed on the certificate or any other way, nor shall they be required to see to the performance of any trust or other obligation.

     Section 4.3 REGULATIONS. The board of directors may make such rules and regulations as it may deem expedient or advisable, not inconsistent with these regulations, concerning the issue, transfer, and registration of certificates for shares. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

     Section 4.4 LOST, DESTROYED OR STOLEN CERTIFICATES. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Company which is alleged to have been lost, destroyed, or wrongfully taken upon: (a) the execution and delivery to the Company by the person claiming the certificate to have been lost, destroyed, or wrongfully taken of an affidavit of that fact in form satisfactory to the Company, specifying whether or not the certificate was endorsed at the time of such alleged loss, destruction or taking, and (b) the receipt by the Company of a surety bond, indemnity agreement, or any other assurances satisfactory to the Company and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses, liabilities or claims to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or with respect to the original certificate.


                                   ARTICLE 5

                      Examination of Books by Shareholders
                      ------------------------------------

     The board of directors may make reasonable rules and regulations prescribing under what conditions the books, records, accounts, and documents of the Company, or any of them, shall be open to the inspection of the shareholders. No shareholder shall be denied any right which is conferred by Section 1701.37, Ohio Revised Code, or any other applicable law to inspect any book, record, account, or document of the Company. An original or duplicate stock ledger showing the names and addresses of the shareholders and the number and class of shares issued or transferred of record to or by them from time to time shall at all times during the usual hours for business be open to the examination of every shareholder at the principal office or place of business of the Company in the State of Ohio.

                                   ARTICLE 10

                            Amendment of Regulations
                            ------------------------

     Except as otherwise expressly provided in Sections 2.2 and 2.7 of these regulations, these regulations may be amended or new regulations may be adopted: (a) at any meeting of the shareholders held for such purpose, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal; or (b) without a meeting of the shareholders, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal. If any amendment or new regulations are adopted without a meeting of the shareholders, the secretary shall mail a copy of the amendment or new regulations to each shareholder who would have been entitled to vote on the proposal but who did not participate in the adoption of the amendment or new regulations.

                                   ARTICLE 11

                          Close Corporation Agreement
                          ---------------------------

     These regulations may be superseded in whole or part, at any time and from time to time, by any close corporation agreement between the shareholders of the Company pursuant to Section 1701.591, Ohio Revised Code, or any similar statute which may hereafter be enacted.